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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)      OCTOBER 31, 1997
                              -------------------

                              PACKAGED ICE,  INC.
                              -------------------
               (Exact name of registrant as specified in charter)

          TEXAS                      333-29357             76-0316492
----------------------------     -----------------     ------------------
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)


        8572 Katy Freeway, Suite 101, Houston,Tx          77024
        ----------------------------------------       ----------
        (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code    (713) 464-9384
                              -------------------

                                      N/A
                              -------------------
       (Former name or former address, if changed since last report.)

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Item 5.  Other Events

         On October 31, 1997, Packaged Ice, Inc. ("Packaged Ice") entered into a Trademark License Agreement with Culligan Water Technologies, Inc. ("Culligan") to use the trademarks "Water by Culligan(R)" and "Ice by Culligan(R)". In exchange for the rights granted under the License Agreement, Culligan will receive an initial payment and an ongoing royalty based on Packaged Ice's sales through its proprietary machines which manufacture, bag and merchandise packaged ice on site at retail outlets.

         The License Agreement is a perpetual license that shall remain in effect unless terminated upon the occurrence of one or more material events set forth therein, or at the sole option of Packaged Ice, upon the end of any calendar year, provided Packaged Ice gives written notice to Culligan at least ninety (90) days prior to the end of such calendar year.

         In addition, in connection with its ongoing efforts to raise capital for acquisitions and expansion, Packaged Ice has entered into discussions with Culligan and other investors with respect to a possible investment in Packaged Ice consisting of up to $25 million in preferred stock and warrants. Packaged Ice and Culligan have not yet entered into an agreement with respect to the issuance of securities and there can be no assurance that any such agreement will be consummated.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PACKAGED ICE, INC.


Date:  October 31, 1997            By:  /s/ A. J. Lewis, III
                                      -------------------------------------
                                      Name:    A.J. Lewis, III
                                      Title:   President